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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Lawrence Financial Holdings, Inc., filed with the Securities and Exchange Commission (SEC No. 333-57540 and SEC No. 333-76086), of our report dated January 22, 2003 on the consolidated financial statements of Lawrence Financial Holdings, Inc. included un the Annual Report on Form 10-KSB for the year ended December 31, 2002.



                                          /s/ Crowe, Chizek and Company LLP
                                          ---------------------------------
                                          Crowe, Chizek and Company LLP


Columbus, Ohio
March 14, 2003